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Exhibit 23.2

Consent of Independent Auditor

        We consent to the incorporation by reference in this registration statement on Form S-3 of Senior Housing Properties Trust of our report dated June 25, 2015, relating to our audit of the Combined Statement of Revenue and Certain Expenses of the CCIT-Healthcare Properties for the year ended December 31, 2014, which is included in the Current Report on Form 8-K filed by Senior Housing Properties Trust on June 26, 2015. We also consent to the reference of our firm under the caption "Experts" in such registration statement.

/s/ McGladrey LLP

Boston, Massachusetts

June 26, 2015

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  Exhibit 23.2
Consent of Independent Auditor